EXHIBIT 10.12

HIGHPEAK ENERGY, INC.

AMENDED & RESTATED

LONG TERM INCENTIVE PLAN

CASH AWARD GRANT NOTICE

Pursuant to the terms and conditions of the HighPeak Energy, Inc. Amended and Restated Long Term Incentive Plan, as amended from time to time (the “Plan”), HighPeak Energy, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) a Cash Award (the “Cash Award”) set forth below. This Cash Award (this “Award”) is subject to the terms and conditions set forth herein and in the Cash Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	XXXXXXXX

Date of Grant:	XXXXXXXXXX

Total Cash Award:

A Cash Award equal to the equivalent value of XXXXXXX shares of HighPeak Stock, adjusted for any stock splits or other similar changes, as priced on such vesting date as detailed in this Agreement (the “Equivalent Shares”). Any dividends which would be paid if such Equivalent Shares had been issued from the Date of Grant through the vesting date shall be paid as detailed in the Agreement.

Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, the Cash Award shall vest and become exercisable on XXXXXXXX, so long as you remain continuously employed by the Company or an Affiliate as applicable, from the Date of Grant through such vesting date. Notwithstanding anything in the preceding sentence to the contrary, the Cash Award granted hereunder shall immediately become fully vested as set forth in Section 3 of the Agreement.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Cash Award Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice.

This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

COMPANY HighPeak Energy, Inc.
By:
Name:
Title:

PARTICIPANT
Name: XXXXXXXX

Signature Page to

Cash Award Grant Notice

EXHIBIT A

CASH AWARD AGREEMENT

This Cash Award Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and XXXXXXX (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

Award. In consideration of the Participant’s past and/or continued employment with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of Restricted Shares set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

Vesting of Cash Awards.

The Cash Awards may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of except as provided in this Agreement or the Plan, and, except as otherwise set forth in Section 3 in the event of the termination of the Participant’s employment with the Company or an Affiliate, the Participant shall immediately and without any further action by the Company, forfeit and surrender to the Company for no consideration all of the Cash Award with respect to which the Forfeiture Restrictions (as defined below) have not lapsed in accordance with Section 2(b) as of the date of such termination of the Participant’s employment. The prohibition against transfer and the obligation to forfeit and surrender the Cash Award to the Company upon termination of the Participant’s employment as provided in the preceding sentence are referred to herein as the “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Cash Award.

The Cash Award shall be released from the Forfeiture Restrictions in accordance with the vesting schedule set forth in the Grant Notice. The Cash Award with respect to which the Forfeiture Restrictions lapse without forfeiture are referred to herein as the “Earned Award.” As soon as administratively practicable following the release of any Cash Award from the Forfeiture Restrictions, the Company shall, as soon as practically applicable, deliver to the Participant the funds representing such Earned Award belonging to the Participant, but in no case later than 30 days of the vesting event. The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

Effect of Termination of Employment.

Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the Cash Award shall immediately become an Earned Award upon the termination of the Participant’s employment with the Company due to the Participant’s “Disability” (as defined below) or death.

Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the Cash Award shall immediately become an Earned Award upon the occurrence of a Change in Control.

Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, the Cash Award shall immediately become an Earned Award upon the termination of the Participant’s employment with the Company or an Affiliate (A) by the Company or an Affiliate without Cause or (B) by the Participant for Good Reason as defined below.

For purposes of this Agreement, “Disability” means “disability” (or a term of like import) as defined under the Company’s long term disability plan or, in the absence of such plan, the severance plan covering the Participant or the Participant’s severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “disability” (or a term of like import), Disability shall mean the Participant is unable to perform the essential functions of the Participant’s position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period. The determination of whether the Participant has incurred a Disability shall be made in good faith by the Company.

For purposes of this Agreement, “Good Reason” means “good reason” (or a term of like import) as defined under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “good reason” (or a term of like import), Good Reason shall mean (i) a material diminution in the Participant’s base salary; (ii) a material breach by the Company of any of its obligations under this Agreement; or (iii) the relocation of the geographic location of the Participant’s principal place of employment by more than 50 miles from the location of the Participant’s principal place of employment as of the Date of Grant. Notwithstanding the foregoing, any assertion by the Participant of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in foregoing clauses (i), (ii), or (iii) giving rise to the Participant’s termination of employment must have arisen without the Participant’s consent; (B) the Participant must provide written notice to the Company of the existence of such condition(s) within 30 days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (D) the date of the termination of the Participant’s employment must occur within 90 days after the initial occurrence of the condition(s) specified in such notice.

Dividends and Other Distributions. Dividends and other distributions that are paid or distributed with respect to the Equivalent Shares of the Cash Award (whether in the form of shares of Stock or other property (including cash)) (referred to herein as “Distributions”) shall be subject to the transfer restrictions and the risk of forfeiture applicable to the related Cash Award and shall be held by the Company or other depository as may be designated by the Committee as a depository for safekeeping. If the Cash Award to which such Distributions relate is forfeited to the Company, then such Distributions shall be forfeited to the Company at the same time such Cash Award is so forfeited. If the Cash Award to which such Distributions relate becomes vested, then such Distributions shall be paid and distributed to the Participant as soon as administratively feasible after such Cash Award becomes vested (but in no event later than March 15 of the calendar year following the calendar year in which such vesting occurs). Distributions paid or distributed in the form of securities with respect to the Cash Award shall bear such legends, if any, as may be determined by the Committee to reflect the terms and conditions of this Agreement and to comply with applicable securities laws.

Tax Withholding. To the extent that the receipt, vesting or settlement of this Award or any other event occurs that results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, or otherwise causes this Award to become subject to taxation, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a share of Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt or vesting of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

Non-Transferability. The Cash Award may not be sold, pledged, assigned or transferred in any manner unless and until the Forfeiture Restrictions have lapsed. No Cash Award or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

Execution of Receipts and Releases. Any transfer of Awards or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such transfer, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.

No Right to Continued Employment or Awards. Nothing in the adoption of the Plan, nor the award of the Cash Award thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time. The grant of the Cash Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 14 shall be cumulative and in addition to any other remedies to which such party may be entitled.

Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

HighPeak Energy, Inc.
Attn: Chief Financial Officer

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Cash Award granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW. With respect to any claim or dispute related to or arising under this Agreement, Participant hereby consents to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in Tarrant County, Texas. The parties hereto waive, to the fullest extent permitted by law, any defenses to venue and jurisdiction in Tarrant County, Texas.

Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

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